Exhibit 10.3

Execution Version

CORNELL CAPITAL LLC

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is made and entered into, and shall have effect, as of December 21, 2018 (the “Effective Date”), by and between Knowlton Development Corporation Inc., a corporation amalgamated under the laws of the Province of British Columbia (the “Company”) and Cornell Capital LLC, a Delaware limited liability company (“Cornell”). The Company and Cornell are the “Parties” and each is a “Party” to this Agreement. Certain defined terms used herein are defined in Section 10.

WHEREAS, the Company desires to receive financial and management consulting services from Cornell, and obtain the benefit of experience of Cornell in business and financial management generally and its knowledge of the Company and the Company’s financial affairs in particular, both for the Company and for its current and future subsidiaries (the “Subsidiaries”); and

WHEREAS, the Parties agree that it is in their respective best interests to enter into this Agreement whereby, for the consideration specified herein, Cornell shall provide the services described herein as an independent contractor to the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.        Term.    This Agreement shall be in effect for the term commencing on the Effective Date and ending at such time as neither Cornell nor any of its Affiliates owns, directly or indirectly, any equity interest in the Company or the Company sells all or substantially all of its assets or properties (the “Term”). Notwithstanding anything to the contrary in this Agreement, (a) this Agreement may be terminated prior to expiry of the Term (i) with the written consent of both the Company and Cornell, (ii) by Cornell, upon its written election to end the Term, which termination shall be effective upon the delivery by Cornell to the Company of such written election, or (iii) by the Company, upon its written election to end the Term following a willful material breach of this Agreement by Cornell which is not cured within thirty (30) days of receipt of a written notice from the Company requiring cure, which termination shall be effective upon the delivery by the Company to Cornell of such written election, and (b) the prorated annual cash fee set forth in the proviso of Section 3(a)(ii) shall survive the Term or any earlier termination of this Agreement until fully paid.

2.        Services.    The Company hereby engages Cornell as a financial and management consultant, and Cornell hereby agrees to provide financial and management consulting services to the Company, on the terms and subject to the conditions set forth herein. Services that will be performed by the Cornell Group consist of providing support and advice to the Company in connection with (a) structuring of the Company and the negotiation of documentation in connection therewith, (b) tax analysis and (c) seeking to increase the value of the Company, by assisting with:

(i)        corporate governance, risk management and strategic planning through representation on the boards of directors or managers of the Company and its Subsidiaries;

(ii)        analysis of and assistance with strategic alternatives for the Company; and

(iii)        other services that the Company’s board of directors may request from time to time and which Cornell may agree to provide.

For the avoidance of doubt, the members of the Cornell Group are providing their services in the capacity of outside advisers, not directors or managers, of the Company. Except in their capacity as director of the Company, as the case may be, no member of the Cornell Group shall have any authority or power pursuant to this Agreement to commit the Company to any contracts with third parties.

3.        Fees and Expenses.

(a)        In consideration of the services rendered and to be rendered by the Cornell Group, the Company shall pay to Cornell (or such member of the Cornell Group as Cornell may designate) the following fees:

(i)        a fixed cash fee of $4,000,000 for the period beginning on the date hereof and ending on December 31, 2019, payable on the later of January 8, 2019 and the Effective Date;

(ii)        an annual cash fee equal to 2.5% of the Consolidated Adjusted EBITDA for each twelve-month period beginning with the twelve-month period ending December 31, 2020, payable within 5 Business Days following the calculation of Consolidated Adjusted EBITDA for such period (provided, that the annual cash fee payable under this Section 3(a)(ii) shall be prorated and paid in respect of any partial annual period up to the date of termination of this Agreement, with the Consolidated Adjusted EBITDA determined using the most recent management accounts of the Company for the most recent trailing twelve-month period); and

(iii)        upon consummation of an acquisition by the Company or its Subsidiaries of any company, business or entity, a cash fee equal to 1% of the total enterprise value of such company, business or entity, as reasonably determined by the Company’s board of directors.

(b)        On an quarterly basis and upon presentation by Cornell to the Company of such documentation as may be reasonably requested by the Company, the Company shall reimburse, or cause to be reimbursed, Cornell for all reasonable out-of-pocket expenses, including legal fees and expenses, and other disbursements incurred by Cornell, its Affiliates, and all of its and its Affiliates’ representatives, to the extent that such expenses are incurred by such Persons in the performance of the obligations of Cornell hereunder, whether incurred before, on or after the date hereof, including reasonable out-of-pocket expenses incurred in connection with the acquisition of the Company, including the bank financing, and each of the documents referred to therein, contemplated thereby or executed in connection therewith. The Parties acknowledge that such amounts shall be in addition to the fees payable to Cornell pursuant to Section 3(a) of this Agreement. Notwithstanding the foregoing, Cornell may instruct the Company to pay, or cause one or more of its Subsidiaries to pay, directly to any third party any amount that would otherwise be required to be paid to Cornell (and in lieu thereof) pursuant to the first sentence of this Section 3(b) of this Agreement.

4.        Personnel.    Cornell shall provide and devote to the performance of this Agreement such member(s) of the Cornell Group as Cornell shall deem appropriate to the furnishing of the services contemplated by this Agreement; provided, however, that no minimum number of hours is required to be devoted by Cornell on a weekly, monthly, annual or other basis. The Company acknowledges that Cornell’s services are not exclusive to the Company and that Cornell will render similar services to other Persons and entities.

5.        Liability.    No member of the Cornell Group or its Affiliates and its and their respective directors, officers, members of management, managers, employees and consultants (the “Cornell Indemnitees”), as a result of this Agreement or the provision of the services contemplated by this Agreement, shall (a) owe any fiduciary or other duties to the Company or any equity holder of the Company or (b) be liable, responsible or accountable for damages or otherwise to the Company or any equity holder of the Company, except for fraudulent act or willful misconduct. Any member of the Cornell Group may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities which compete with the Company, and no member of the Cornell Group shall have any duty or obligation to bring any corporate opportunity to the Company. Neither the Company nor any equity holder of the Company shall have any rights by virtue of this Agreement in any business interests or activities of any member of the Cornell Group. Cornell makes no representations or warranties, express or implied, in respect of the services provided or to be provided by the Cornell Group. Notwithstanding the foregoing, any member of the Cornell Group performing any of the services contemplated by this Agreement shall in the performance of such services act in good faith and exercise the care, diligence and skill that a diligent service provider would exercise in similar circumstances, with a view to ensuring that any service performed by such member conform with the requirements of this Agreement and all applicable laws in all material respects.

6.        Indemnification.    The Company and its Subsidiaries shall jointly and severally reimburse, defend, indemnify and hold the Cornell Indemnitees harmless from and against any liabilities arising out of, related to, caused by, based upon or in connection with (a) any act or omission of, or on behalf of, the Company or any of its Subsidiaries, except to the extent determined by a court of competent jurisdiction in a final non-appealable order to result directly and primarily from fraudulent act or willful misconduct of a Cornell Indemnitee, or (b) any act or omission made at the direction of the Company or any of its Subsidiaries (collectively, the items in (a) and (b) above, “Claims”). The Company and its Subsidiaries shall jointly and severally defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, any of its Subsidiaries or any of their Affiliates, or the Cornell Indemnitees or in which the Cornell Indemnitees may be impleaded with others upon any

Claims, or upon any matter, directly or indirectly arising out of, related to, caused by, based upon or in connection with this Agreement or the performance (or failure of performance) hereof by the Cornell Indemnitees. Reasonable expenses incurred by a Cornell Indemnitee entitled to be indemnified under this Section 6 who was, is or is threatened to be made subject to a Claim shall be paid by the Company in advance of the final disposition of the Claim upon receipt of an undertaking by or on behalf of such Cornell Indemnitee to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company and its Subsidiaries. The Company hereby acknowledges that the Cornell Indemnitees may have certain rights to advancement and/or indemnification by certain Affiliates of Cornell (collectively, the “Fund Indemnitors”). The Company and each Subsidiary hereby agrees that the Company is the indemnitor of first resort (i.e., its obligations to the Cornell Indemnitees are primary and those of the Fund Indemnitors are secondary), that the Company shall be liable for the full amount of payments of indemnification, and that the Company irrevocably and unconditionally waives any claims against the Fund Indemnitors for contribution, subrogation, exoneration, reimbursement or any other recovery of any kind for which it is liable. The Company further agrees that no payment for indemnification by the Fund Indemnitors on behalf of a Cornell Indemnitee with respect to any claim for which a Cornell Indemnitee has sought payment from it shall affect the foregoing, and the Fund Indemnitors, to the extent of such payment, shall be subrogated to all of the rights of recovery of such Cornell Indemnitee against it. The Company further agrees it will not, without the prior written consent of Cornell, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of Cornell and each other Cornell Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding.

7.        Cornell an Independent Contractor.    Cornell and the Company agree that Cornell shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel, and that such compensation payable hereunder shall be timely reported to Cornell on IRS Form 1099. Neither Cornell nor its Affiliates, directors, partners, members, employees, agents or representatives shall be considered employees or agents of the Company as a result of this Agreement or the services performed hereunder nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company or in their capacity as directors of the Company, as the case may be. In the event that any such individual service provider is recharacterized as an employee of the Company or a Subsidiary, such individual shall have no right to participate in the benefits or compensation plans of the Company or its Subsidiaries unless and until such plans are explicitly amended to allow such participation.

8.        Shared Services.    If any shared executive, consultant, advisor or other Person with specialized skills or expertise employed or retained by Cornell and/or any of its Affiliates (other than the Company and its subsidiaries): (i) performs additional services for the Company or any of its Subsidiaries that are not reasonably customary for private equity sponsors or (ii) performs services for the Company or any of its Subsidiaries at a level materially greater than that which is reasonably customary for private equity sponsors (such services to the extent beyond what is reasonably customary for private equity sponsors to provide their portfolio companies, “Extraordinary Services”), in each case with the prior approval of the Company, the Company will (x) pay to Cornell an additional fee as agreed in good faith by Cornell and the Company, based on the cost of obtaining such Extraordinary Services from a third party in an arm’s length transaction and (y) reimburse Cornell for the reasonable expenses incurred by Cornell and its legal counsel, accountants and other consultants and advisors to the extent related to the provision of such Extraordinary Services. All such fees not otherwise described herein will be payable by the Company or one or more of its Subsidiaries to Cornell within 30 days of the receipt of an invoice by Cornell for such services rendered. For purposes of this Agreement, including this Section 8, any approvals, actions or determinations to be made by the Company shall be determined by a majority of the members of the Company’s board that were not appointed by Cornell or its Affiliates.

9.        Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

10.     Certain Definitions.    For purposes of this Agreement:

(a)        “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise;

(b)        “Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks are authorized or required to close in the state of New York and in the Province of Québec;

(c)        “Consolidated Adjusted EBITDA” shall mean the Consolidated Adjusted EBITDA (as such term is defined in the Credit Agreement), as reasonably determined by the Company’s board of directors;

(d)        “Cornell Group” means, collectively, Cornell, its subsidiaries and the principals, directors, partners, employees, advisors and representatives of Cornell and its subsidiaries;

(e)        “Credit Agreement” means that certain credit agreement, as in effect as of the Effective Date, dated as of December 21, 2018, by and among KDC US Holdings, Inc., a Virginia corporation (as “US Borrower”), Knowlton Packaging Inc., a corporation organized under the laws of Canada (as “Canadian Borrower”), Knowlton Development Holdco, Inc., a corporation formed under the laws of the Province of British Columbia, the lenders from time to time party hereto and UBS AG, Stamford Branch, in its capacities as an issuing bank and the swingline lender and as administrative agent and collateral agent for the lenders (in its capacities as administrative and collateral agent); and

(f)        “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

11.     Assignment.    No Party may assign any obligation hereunder to any other entity without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided that Cornell may, without the consent of the Company, assign any of its rights and obligations under this Agreement to any of its Affiliates, whereupon, in each case, the assignor nevertheless shall remain liable for the performance of its obligations hereunder.

12.     Amendment and Waiver.    No modification or amendment of this Agreement shall be effective unless evidence in a written instrument signed by all Parties. No waiver of any provision of this Agreement shall be effective against any Party unless such waiver has been approved in writing by such Party. No course of dealing or the failure of any Party to enforce any of the provisions of this Agreement shall in any way operate as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

13.     Successors.    Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

14.     Counterparts.    This Agreement may be executed in multiple counterparts (and may be transmitted via facsimile or scanned pages), each of which shall be deemed to be an original and shall be binding upon the Party who executed the same, but all of such counterparts shall constitute the same agreement.

15.     Remedies.    Each of the Parties shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

16.     Entire Agreement.    Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding between and among the Parties with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter of this Agreement in any way.

17.     Governing Law; Waiver of Jury Trial.

(a)        ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b)        EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

18.     Venue and Submission to Jurisdiction.    ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS PRINCIPAL BUSINESS ADDRESS. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19.     Business Days.    If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in the State of New York, or the Province of Québec, the time period shall be automatically extended to the Business Day immediately following such Saturday, Sunday or holiday.

20.     Descriptive Headings.    The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections shall be deemed to mean and refer to Sections of this Agreement.

21.     No Strict Construction.    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

*        *        *         *        *

IN WITNESS WHEREOF, the Parties hereto have executed this Services Agreement as of the date first written above.

KNOWLTON DEVELOPMENT CORPORATION INC.

By:	/s/ Nicholas Whitley
Name: Nicholas Whitley
Title: President and Chief Executive Officer

[Signature Page to Services Agreement]

CORNELL CAPITAL LLC

By:	Cornell Capital LP,
its Sole Member

By:	Cornell Capital Holdings LLC,
its General Partner

By:	/s/ Henry Cornell
Name: Henry Cornell
Title: Authorized Signatory

[Signature Page to Services Agreement]